EXHIBIT 10.1.3


                SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER

     SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER dated as of April 9, 2001 (the "Second Amendment Agreement"), by and among PALADYNE CORP., a Delaware
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corporation ("Parent"), and the TERRENCE J. LEIFHEIT, in his individual capacity
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and as representative for the other former shareholders of e-commerce support centers, inc., a North Carolina corporation ("Principal Stockholder"). Capitalized terms used herein without definition shall have the respective meanings ascribed to such terms in the Merger Agreement.

                                 R E C I T A L S
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     Parent and e-commerce support centers, inc. ("ecom") have previously entered into an Agreement and Plan of Merger, dated as of December 21, 2000 (the "Merger Agreement"), whereby a subsidiary of Parent would merge with and into ecom, and ecom would become a wholly-owned subsidiary of Parent (the "Merger"). The Merger was effective as of February 1, 2001.

     Subsequent to the Merger, Parent and Principal Stockholder have become aware of certain outstanding issues that need to be addressed by amendment to the Merger Agreement.

     The parties wish to modify and amend the Merger Agreement as provided herein.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties, intending to be legally bound, agree as follows:

     1. Section 3.1(iv) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

          (iv) Beginning as of the date of this Agreement and continuing until the earlier of (i) three (3) years from the date hereof or (ii) Parent receives, in the aggregate, $6.5 Million in cash from sales of Common Stock (or Common Stock equivalents) (the "New Securities") of Parent (not
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     including issuances of stock underlying currently outstanding options and warrants), Parent will, simultaneously with the issuance of the New Securities, issue to the Stockholders, without further payment of cash or other consideration by the Stockholders, one (1) share of Common Stock (the "Deferred Shares") for each $1.00 in gross proceeds upon the sale of New
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     Securities or issuable upon conversion, exercise or exchange of New
     Securities.

     2. By reason of the change in Section 3.1(iv) of the Merger Agreement as provided in Paragraph 1 above, the term "Deferred Shares" shall be substituted for the term "Antidilution Shares" in the Merger Agreement.

     3. Except as otherwise specifically set forth in this Second Amendment Agreement, the provisions of the Merger Agreement and First Amendment to Merger Agreement, dated as of February 1, 2001, shall remain in full force and effect.


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This Second Amendment Agreement supersedes all prior agreements between the parties with respect to the matters addressed herein and constitutes the entire agreement between the parties on the subjects herein. The provisions of this Second Amendment Agreement may not be amended, deleted or modified in whole or in part without the express written consent of all parties to this Second Amendment Agreement, which will be executed with the same formality as this Second Amendment Agreement. This Second Amendment Agreement will be subject to and governed by the laws of the State of North Carolina, without respect to the principles of the choice of law or the conflicts of law. This Second Amendment Agreement will be binding upon and inure to the benefit of the parties hereto, their heirs, successors and assigns. This Second Amendment Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same document.


     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

                                        PARENT:

                                        PALADYNE CORP.


                                        By: /s/ John D. Foster
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                                            John D. Foster, Chairman


                                        PRINCIPAL STOCKHOLDER:


                                            /s/ Terrence J. Leifheit
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                                            Terrence J. Leifheit, on behalf of
                                            himself and as representative for
                                            the other former shareholders of
                                            e-commerce support centers, inc.


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